Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 24, 2003, except for Note 18 as to which the date is February 28, 2003, relating to the financial statements and financial statement schedule, which appears in Autobytel Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Orange County, California

July 16, 2003